UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIODRAIN MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4)	Date Filed:

BIODRAIN MEDICAL, INC.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Telephone: (651) 389-4800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on January 15, 2013

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of BioDrain Medical, Inc. (the “Company”) on January 15, 2013, at 11:00 a.m. (Central Daylight Time) at the at the offices of the Company’s counsel, Maslon Edelman Borland & Brand, LLP, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, for the following purpose:

1.	To approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock to 300,000,000.

This item of business is more fully described in the proxy statement accompanying this Notice.

The record date for the Special Meeting is December 28, 2012. Only shareholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

Joshua Kornberg
President, Chief Executive Officer, and Director

Eagan, Minnesota
December 31, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided or vote by facsimile, email or over the Internet as instructed in the proxy statement. Any shareholder attending the meeting may vote in person, even if you already returned a proxy card or voting instruction card and intend to change your original vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 15, 2013:

The Proxy Statement is
available at www.biodrainmedical.investorroom.com.

i

BIODRAIN MEDICAL, INC.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121
Telephone: (651) 389-4800

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 15, 2013

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of BioDrain Medical, Inc. (the “Company”) is soliciting your proxy to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of the Company’s counsel, Maslon Edelman Borland & Brand, LLP, located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 (Central Daylight Time), including any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by facsimile, email or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about December 29, 2012, to all shareholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only shareholders of record at the close of business on December 28, 2012, will be entitled to vote at the Special Meeting. On the record date, there were 104,610,094 shares of common stock of the Company outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on December 28, 2012, your shares were registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by completing, signing, dating and mailing your proxy card in the envelope provided or vote by proxy via facsimile, email or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 28, 2012, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

What am I voting on?

There is one (1) matter scheduled for a vote:

1.	To approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock to 300,000,000.

How do I vote?

For the matter presented, you may either vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy via facsimile, email or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. If you would like directions to our offices, please call (651) 389-4800.
•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.
•	To vote by facsimile, complete, sign and date the enclosed proxy card and fax it to 303-282-5800. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on January 14, 2013, to be counted.
•	To vote by email, complete, sign and date the enclosed proxy card and scan and email it to rsingleton@corporatestock.com. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on January 14, 2013, to be counted.
•	To vote on the Internet, go to https://secure.corporatestock.com/vote/php to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 2 PM Eastern Time (1 PM Central Time) on January 14, 2013, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of December 28, 2012.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the approval of the amendment to the articles of incorporation and “For” the approval of the amendment to the bylaws.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

This proxy statement is available at www.biodrainmedical.investorroom.com.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.
•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “For” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. The amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock (Proposal 1) is considered to be a routine matter under the NYSE rules and your broker will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve the proposal?

For the matter to be approved, the matter must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 104,610,094 shares outstanding and entitled to vote. Thus, the holders of 52,305,048 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the meeting.

PROPOSAL 1

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

Introduction

Our Articles of Incorporation currently authorizes the issuance of 200,000,000 shares of common stock, par value $0.01 per share.

Description of the Amendment

Recently, our Board of Directors unanimously approved an amendment to Article V of our Articles of Incorporation, subject to shareholder approval, to increase the number of shares of common stock authorized for issuance under the Articles of Incorporation from 200,000,000 to 300,000,000 shares. The proposed amendment is as follows:

Resolutions Amending Articles of Incorporation

RESOLVED, that the Corporation is hereby authorized to amend Article V of the Corporation’s Articles of Incorporation by deleting such Article V in full and replacing it with the following:

“ARTICLE V

Authorized Shares:

The total number of shares which this corporation shall have authority to issue is three hundred million (300,000,000).”

FURTHER RESOLVED, that the President of the Corporation is hereby authorized and directed to (i) execute Articles of Amendment attesting to the adoption of the foregoing resolution adopting the amendment, (ii) cause such Articles of Amendment to be filed in the office of the Secretary of State for the State of Minnesota, and (iii) pay any fees and take any other action necessary to effect the Articles of Amendment and the foregoing resolution.

The Company shall have the right to make any additional changes to the proposed amendment as required by the Minnesota Secretary of State to complete the purpose of such filing.

If the Amendment to the Articles of Incorporation is approved by a majority of the voting capital stock, it will become effective upon its filing with the Minnesota Secretary of State of the State. The Company expects to file the Amendment to the Articles of Incorporation with the Minnesota Secretary of State very shortly after its approval by shareholders.

Purpose of the Amendment

Since inception, we have incurred losses and anticipate that we will continue to incur losses for the foreseeable future. To fund operations, we may need to rely on additional financings of our securities.

As of December 28, 2012, we have 104,610,094 shares of common stock issued and outstanding, and 197,156,514 on a fully-diluted basis. In addition, we have 10,700,000 shares reserved for issuance under our Equity Incentive Plan that have not yet been issued.

In addition to the outstanding and reserved shares described above, we currently intend to issue additional securities convertible into common stock in pending private placement transactions. These securities, if issued, would be convertible into approximately 16,666,667 shares of common stock, with such number of shares to be subject to adjustment in certain events. Therefore, our current amount of authorized and unissued shares of common stock is not sufficient for our current financing needs. Thus, we need to increase the shares of common stock authorized by our Articles of Incorporation.

Other Potential Effects of the Amendment

Upon filing the Amendment to our Articles of Incorporation, the Board may cause the issuance of additional shares of common stock without further vote of our shareholders, except as provided under applicable Minnesota law or any national securities exchange on which shares of our common stock are then listed or traded. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 300,000,000 SHARES.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 16, 2012 certain information regarding beneficial ownership of our common stock by:

•	Each person known to us to beneficially own 5% or more of our common stock;
•	Each executive officer who in this proxy statement are collectively referred to as the “Named Executive Officers;”
•	Each of our directors; and
•	All of our executive officers (as that term is defined under the rules and regulations of the SEC) and directors as a group.

We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership generally means having sole or shared voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to the table, each shareholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder’s name. We have based our calculation of the percentage of beneficial ownership on 104,610,094 shares of the Company’s common stock outstanding on December 16, 2012. Unless otherwise noted below, the address for each person or entity listed in the table is c/o BioDrain Medical, Inc., 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Lawrence W. Gadbaw(2)	691,941	0.66%
Ricardo Koenigsberger	0	0.00%
Peter L. Morawetz(10)	361,245	0.35%
Thomas J. McGoldrick	118,506	0.11%
Andrew P. Reding	98,506	0.09%
Josh Kornberg(4)(8)	54,555,949	42.35%
Bob Myers(5)	700,000	0.67%
David Johnson(6)	700,000	0.67%
Sam Herschkowitz(7)(8)(9)	90,299,095	61.22%
SOK Partners(9)	48,255,949	37.46%
APA, SOK, Sam Herschkowitz, Josh Kornberg	96,599,095	65.49%
Kevin R. Davidson(3)	2,544,280	2.43%
Chad A. Ruwe(11)	3,961,631	3.79%
Ron Levine(12)	11,977,963	10.34%
James Dauwalter(13)	4,661,553	4.46%
All directors and executive officers as a group (8 persons)	57,226,147	54.70%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. Therefore, options that are not exercisable within 60 days are not reflected in this table. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
(2)	Includes (i) options to purchase 85,000 shares at $.15 per share (ii) options to purchase 160,000 shares of common stock at a price of $.35 per share and (iii) a warrant to purchase 30,000 shares of common stock at a price of $.15 per share.
(3)	Includes (i) options to acquire 80,000 shares of common stock at $.35 per share (ii) options to acquires 543,292 shares of common stock at $.01 per share (iii) options to acquire 800,000 shares of common stock at $.15 per share (iv) options to acquire 320,988 shares of common stock at $.01per share and (v) four warrants to acquire 200,000 shares of common stock per warrant at $.10 per share.
(4)	Includes (i) currently exercisable options to acquire 6,000,000 shares of common stock at $.08 per share (ii) shared voting power as a managing partner in SOK Partners, for 22,480,770 shares of common stock and (iii) 25,775,179 derivative shares of common stock underlying the convertible note to SOK Partners.
(5)	Includes options to purchase 700,000 shares of common stock at $.08 per share.
(6)	Includes options to purchase 700,000 shares of common stock at $.08 per share.
(7)	Includes (i) shared voting power as a managing partner in SOK Partners, for 22,480,770 shares of common stock (ii) 25,775,179 derivative shares of common stock underlying the convertible note to SOK Partners and (iii) 18,675,539 derivative shares of common stock underlying the convertible note to Dr. Herschkowitz.
(8)	Includes 25,775,179 derivative shares of common stock underlying the convertible note to SOK Partners.
(9)	Includes 48,255,949 derivative shares of common stock underlying the convertible notes to SOK Partners and Dr. Herschkowitz.
(10)	Includes options to purchase 75,000 shares of common stock at $.35 per share.
(11)	Includes (i) a warrant to purchase 571,429 shares of common stock at $.46 per share (ii) a warrant to purchase 700,000 shares of common stock at $.15 per share (iii) and a warrant to purchase 200,000 shares of common stock at $.15 per share.
(12)	Includes 1,666,667 shares of common stock registered to the Ron Levine IRA, 344,476 shares of common stock registered to Bellejule Partners, LP, 1,666,667 shares of common stock registered to the Carole Levine IRA, and 607,143 shares of common stock registered to Caron Partners, LP. This number also includes 1,666,667 shares of common stock underlying warrants registered to the Ron Levine IRA, 71,429 shares of common stock underlying warrants registered to Bellejule Partners, LP, and 2,612,143 shares of common stock underlying warrants registered to Caron Partners. Ron Levine is the beneficial owner of and natural person with voting and dispositive power over, these securities. Beth Levine is the general partner of Caron Partners, LP, and, in such capacity, may also be deemed to have voting and dispositive power over the securities registered to Caron Partners, LP. Carole Levine may also be deemed to have voting and dispositive power over the securities registered to the Carole Levine IRA. Information presented for these persons is based solely on Amendment No. 1 to Schedule 13D filed by such persons on May 1, 2012.
(13)	Includes (i) a warrant to purchase 595,239 shares of common stock at $.20 per share and (ii) a warrant to purchase 833,333 shares of common stock at $.075 per share.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business other than the proposal described above.

By Order of the Board of Directors

Joshua Kornberg
President and Chief Executive Officer

Eagan, Minnesota
December 31, 2012

BIODRAIN MEDICAL, INC.

SPECIAL MEETING OF SHAREHOLDERS

Tuesday, January 15, 2013
11:00 a.m. (Central Time)

At the offices of
Maslon Edelman Borman Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 15, 2013:

The Proxy Statement and the Annual Report on Form 10-K of BioDrain Medical, Inc. are available at
www.Biodrainmedical.investorroom.com

BioDrain Medical, Inc.
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on January 15, 2013.

The shares of common stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

The undersigned hereby appoints JOSHUA KORNBERG AND LAWRENCE W. GADBAW, and each of them individually, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of common stock of BioDrain Medical, Inc. (the “Company”) registered in the name of the undersigned at the Special Meeting of Shareholders of the Company to be held at the offices of the Company’s counsel, Maslon Edelman Borman Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 11:00 a.m. (Central Time) on January 15, 2013 (if you need directions to the Special Meeting, please contact the Company at (651) 389-4800), and at any adjournment or postponement thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

↑ Please detach here ↑

The Board of Directors Recommends a Vote FOR Item 1.

1.	To approve an amendment of the Company’s articles of incorporation to increase the number of authorized shares of common stock to 300,000,000.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL NO. 1.

Address Change? Mark Box ☐ Indicate changes below:	Date
Signature(s) in Box
PLEASE DATE AND SIGN ABOVE exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.